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                                                                    EXHIBIT 10.5

                          ADVISORY SERVICES AGREEMENT
                          ---------------------------

     This ADVISORY SERVICES AGREEMENT (this "Agreement"), dated as of March 25, 1997, is made by and between Global Telesystems Ltd., a company organized under the laws of Bermuda (the "Company") and PCG Telecom Services LLC, a Delaware limited liability company ("Service Co.").

     WHEREAS, the Company is developing a submarine fiberoptic cable system linking the United States to the United Kingdom, the United Kingdom to Germany (and/or the Netherlands), and Germany (and/or the Netherlands) to the United States (the "Cable System").

     WHEREAS, the Company has entered into a Project Development and Construction Contract, an Operations, Administration and Maintenance Agreement and a Sales Agency Agreement (collectively, the "Contracts") with AT&T Submarine System, Inc. ("SSI") relating to the Cable System.

     WHEREAS, the Company will require technical, business and marketing advice in connection with the conduct of its business.

     WHEREAS, Service Co. is capable of providing such advice and is willing to provide such advice to the Company in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Engagement.
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     (a)  Upon the terms and subject to the conditions set forth in this
Agreement, the Company hereby retains Service Co. to advise it in connection with the supervision of the development, construction and operation of the Cable System and marketing and pricing of circuits of the Cable System (the "Advisory Services") including, without limitation, advice with respect to the following:
(i) the performance by SSI of its obligations under the Contracts, including its performance in (A) the development, construction and maintenance of the Cable System and (B) the development and implementation of marketing and pricing strategies for circuits, and (ii) advice to management of the Company relating to the preparation of annual budgets and business plan of the Company.

     (b) All Advisory Services rendered pursuant to this Agreement shall be rendered to the executive officers of the Company or to the Board of Directors of the Company.
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     (c)  Service Co. agrees, during the term of this Agreement, to provide the
Advisory Services to the Company in a diligent and professional manner.

     (d) The Company hereby agrees that neither Service Co. nor any of its officers, directors, employees, representatives, affiliates or agents shall have any liability as a result of any Advisory Services provided pursuant to this Agreement (including, without limitation, for the performance of any investment), except to the extent that such liability results from the gross negligence or willful misconduct of Service Co. or such other person, as the case may be. The Company agrees that it will not prosecute any action or proceeding against Service Co. or any of its officers, directors, employees, representatives, affiliates or agents except where such claim is based solely on the gross negligence or willful misconduct of Service Co. or the person against whom such action or proceeding is brought.

     (e) The Company hereby agrees to indemnify and hold harmless Service Co. and its officers, directors, employees, representatives, affiliates and agents from any and all liability, loss, cost, damage or expense, including, without limitation, reasonable attorneys' fees and expenses, that any such indemnified party may suffer as a result of any claims, demands, costs or judgments arising out of the provision of, or failure to provide, Advisory Services or other services hereunder, in each case except to the extent that any such losses are primarily the result of gross negligence or willful misconduct on the part of Service Co. or any such indemnified person.

     2.   Compensation; Expenses.
          ----------------------

     (a) In consideration for providing the Advisory Services to the Company hereunder, the Company agrees to pay to Service Co. the fees set forth on Schedule A attached hereto (the "Fee"). The Fee shall be payable in quarterly
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installments, in arrears, within 30 days of the end of each calendar quarter.


     (b) In addition, the Company shall reimburse Service Co. for all out-of-pocket expenses reasonably incurred by Service Co. in connection with providing the Advisory Services hereunder, to be paid within 15 days after receipt by the Company of an itemized invoice with respect to such amount due hereunder. For purposes of this Agreement, "out-of-pocket" expenses shall include, but not be limited to, utilities, telecommunications expenses, business travel and entertainment expenses, training expenses, consulting expenses, accounting and legal fees and expenses, and postage, courier and other delivery expenses.

     3.   Termination.
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                                                                               3

     (a) This Agreement shall continue in force until the twenty-fifth anniversary of this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by (i) either party on 30 days' prior written notice to the other of a material breach by the other of any term of this Agreement, provided,
                                                                       --------
that the party alleged to have so breached shall be entitled to cure any such breach during such 30-day period, (ii) by Service Co., upon 30 days' prior written notice, if the business plan of the Company referred to in Section 1(a)(ii), as finally adopted by the Company, including any modifications thereto after adoption thereof, for two successive fiscal years of the Company are materially different from those Service Co. advised the Company's management to adopt (provided that the business plans that were the subject of Service Co.'s advice provided for the Company to operate in substantially the same business as the preceding operating budget of the Company or (iii) by Service Co., upon 270 days' prior written notice.

     (b) No such termination shall affect (i) any accrued rights or obligations of the parties hereunder (including, without limitation, with respect to payments for services performed prior thereto), (ii) any agreement previously entered into pursuant to this Agreement, or (iii) this Section or Sections 1(d), 1(e) 4 or 7 or, in the event of termination pursuant to clause (ii) of Section 3(a), Section 2(a). In the event of termination pursuant to clause (ii) of
Section 3(a) the company shall continue to pay to Service Co. the Fees for the lesser of a period of 10 years after such termination and the term of this Agreement that, prior to such termination, was remaining.

     4.   Independent Contractor; Other Business Opportunities.
          ----------------------------------------------------

     (a) It is the intention of the parties hereto that the relation of the parties shall be that of independent contractors. Service Co. is not authorized hereby to act as agent on behalf of the Company to negotiate or enter into, or amend or waive any provision of, any contract or commitment or otherwise to bind or obligate the Company in any way, and Service Co. shall not purport to do so.

     (b) Except with respect to submarine fiber optic cable systems between North America and Europe (including, without limitation, spurs to the Cable System), the doctrine of corporate opportunity shall not apply with respect to Service Co., and Service Co. (which for purposes of this Section 4 shall include its directors, officers, employees and agents) may, without limitation, (i) engage in the same or similar activities or lines of business as the Company or its subsidiaries or develop or market any products or services that compete, directly or indirectly, with those of the Company and its subsidiaries, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any person engaged in the same or
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similar activities or lines of business as, or otherwise in competition with, the Company or its subsidiaries; (iii) do business with any client or customer of the Company or its subsidiaries, or (iv) employ or otherwise engage a former officer or employee of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries shall have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged in by Service Co. or any right by virtue of this Agreement in or to any income or profits derived therefrom.

     5.   No Guarantee of Obligations; No Third Party Rights.  This Agreement is
          --------------------------------------------------
not, and nothing herein contained or done pursuant hereto shall be deemed to constitute, a direct or indirect guarantee by Service Co. of any payment or performance by the Company of any indebtedness, liability, or obligation of any kind or character. It is the express intention of the parties hereto that no creditor of the Company or any other third party shall be deemed to be a third party beneficiary of or have any rights under or by virtue of this Agreement other than as expressly provided by Sections 1(d) and 1(e) hereof.

     6.   Notices.  All notices and other communications provided for or
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permitted hereunder shall be made in writing by hand-delivery, air courier or facsimile transmission.

     If to the Company:

     Global Telesystems Ltd.
     Cedar House
     41 Cedar Avenue
     Hamilton HM12, Bermuda
     Attention:  Peter Bubenzer
     Facsimile:  (441) 292-8666

     with a copy (which shall not constitute notice) to:

     Appleby, Spurling and Kempe
     Cedar House
     41 Cedar Avenue
     Hamilton HM 12, Bermuda
     Attention:  Peter Bubenzer
     Facsimile:  (441) 292-8666

     If to Service Co.:

     PCG Telecom Services LLC
     150 El Camino Drive, Suite 204
     Beverly Hills, California 90212
     Attention:  Managing Member
     Facsimile:  (310) 281-4992

     with a copy (which shall not constitute notice) to:
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     Skadden, Arps, Slate, Meagher & Flom LLP
     300 South Grand Avenue, Suite 3400
     Los Angeles, California 90071-3144
     Attention:  Jeffrey H. Cohen
     Facsimile:  (213) 687-5600

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being timely dispatched delivery prepaid, if by air courier; and when receipt acknowledged, if sent by facsimile transmission. Any of the above addresses may be changed by notice made in accordance with this subsection.

     7.   GOVERNING LAW; FORUM SELECTION.  THIS AGREEMENT SHALL BE GOVERNED BY
          ------------------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. BY EXECUTING THIS AGREEMENT, EACH PARTY HERETO SUBMITS TO THE JURISDICTION OF THE STATE OF THE COURTS OF NEW YORK SOLELY FOR PURPOSES OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
               ----- --- ----------
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. EACH PARTY HEREBY AGREES TO ACCEPT, AT ITS OFFICE AT THE ADDRESS REFERRED TO IN SECTION 6 HEREOF, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING INSTITUTED BY ANY PARTY IN THE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO THIS AGREEMENT.

     8.   Assignment; Successors.  No right or obligation under this Agreement
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may be assigned or delegated by either party without written consent of the other. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     9.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

     10.  Headings.  All headings have been inserted for convenience only and
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shall in no way modify or restrict any of the terms or conditions hereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             GLOBAL TELESYSTEMS LTD.


                                             By:    /s/ David Lee
                                                  -------------------------
                                                  Name: David Lee
                                                  Title:



                                             PCG TELECOM SERVICES LLC

                                             By:    /s/ Abbott Brown
                                                  -------------------------
                                                  Name: Abbott Brown
                                                  Title: CFO
                                                  of Pacific Capital Group,
                                                  Inc., its Managing Member